UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2007 (October 5, 2007)

TATONKA OIL AND GAS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-50190	47-0877018
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

950 Seventeenth Street, Suite 2300, Denver, Colorado 80202
(Address of principal executive offices) (zip code)

(303) 476-4100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

     The following transactions occurred on October 5, 2007 pursuant to documents dated October 5, 2007 between (i) the registrant Tatonka Oil and Gas, Inc. and its wholly-owned operating subsidiary Tatonka Oil and Gas Company, Inc. (the “subsidiary”), and (ii) Energy Capital Solutions, L.P. (“ECS”), Dallas, Texas. The summary is qualified by reference to the text of the documents filed as exhibits to this Report.

  The subsidiary has borrowed $200,000 in working capital from ECS, and may request ECS or other accredited investors to loan an additional $200,000 (in tranches of $100,000). The loan is a senior obligation of the subsidiary, bears annual interest at 15%, and matures on the earlier of the subsidiary’s sale of any equity or debt or February 2, 2008; the loan may be extended for up to 60 more days but the interest rate on the extended period would be 25% and the lender would be entitled to an additional warrant (see below). Payment is secured by all the registrant’s and the subsidiary’s properties and assets, and payment is guaranteed by the registrant.

  The registrant has issued a warrant, exercisable at $0.20 per share, until October 4, 2017. to purchase 616,667 shares of common stock (equal to 1% of the registrant’s fully diluted outstanding shares). ECS has piggy-back registration rights if the registrant files any registration statement to raise cash during the warrant term. If the company elects to extend the loan, the registrant will issue a second warrant to ECS to purchase additional shares of the registrant equal to another 2% of its fully diluted outstanding shares. In the event the note is not paid, the registrant will issue a third warrant to ECS to purchase more shares equal to another 4% of the registrant’s fully diluted outstanding shares. The second and third warrants would be for the same term, exercisable at the same price, and be entitled to the same piggy-back registration rights, as the warrant issued on October 5, 2007.

  If the registrant borrows more money from ECS or other accredited investors under the securities purchase agreement, the additional loans would be on the same terms and the registrant would issue additional warrants (in the same form) to purchase 0.5% of the registrant’s fully diluted outstanding shares for each $100,000 borrowed.

ECS is the registrant’s financial advisor.

Section 9 – Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

10.1	Securities Purchase Agreement
10.2	Senior Secured Note
10.3	Warrant
10.4	Registration Rights Agreement
10.5	Security Agreement
10.6	Guaranty

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tatonka Oil and Gas Company, Inc.

Dated: October 5, 2007	By:/s/ DIRCK TROMP
Dirck Tromp
Chief Executive Officer